UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2011

THE LGL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-106	38-1799862
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2525 Shader Road, Orlando, FL		32804
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 298-2000

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On August 4, 2011, The LGL Group, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”).

The following matters were submitted to a vote of the Company’s stockholders at the Annual Meeting: (i) the election of eight directors to serve until the Company’s 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify; (ii) the adoption and approval of the 2011 Incentive Plan; and (iii) the ratification of the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The number of shares of the Company’s common stock outstanding and eligible to vote as of June 23, 2011, the record date of the Annual Meeting, was 2,617,260.

Each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting was approved by the requisite vote of the Company’s stockholders.  Set forth below is the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each nominee for director, as applicable:

Nominee	For	Withheld
James Abel	1,429,814	35,951
Michael Chiu	1,420,073	45,692
Vincent Enright	1,428,739	37,026
Timothy Foufas	1,395,011	70,754
Marc Gabelli	1,453,796	11,969
Patrick J. Guarino	1,395,090	70,675
Manjit Kalha	1,453,722	12,043
Paul Kaminski	1,395,365	70,400

Proposal	For	Against	Abstain	Broker Non-Votes
Adoption and approval of the 2011 Incentive Plan	994,266	465,802	5,697	931,264

Ratification of the appointment of McGladrey & Pullen LLP	2,352,868	19,331	24,830	−

Item 8.01.	Other Events.

On August 9, 2011, the Company issued a press release announcing the results of the Annual Meeting, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.                                Description

99.1                                Press Release dated August 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 9, 2011	THE LGL GROUP, INC.

	By:	/s/ R. LaDuane Clifton
		Name:	R. LaDuane Clifton
		Title:	Chief Accounting Officer

EXHIBIT INDEX
Exhibit No.                                Description

99.1                                Press Release dated August 9, 2011.